Exhibit 99.2

UHOS Q2 2011 Earnings Teleconference August 12, 2011

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Universal Hospital Services, Inc. believes statements in this presentation looking forward in time involve risks and uncertainties based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding forward-looking statements and risk factors that appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other filings with the SEC, which can be accessed at www.UHS.com under “Financials.” This presentation contains non-GAAP measures as defined by SEC rules. Reconciliations of these measures to the most directly comparable GAAP measures are contained in the appendix. Forward Looking Statements 2

Q2-2011 Financial Summary Refer to appendix for reconciliation of Adjusted EBITDA to Cash Flows from Operations Q2-2011 Adj. EBITDA + 12.6% Adjusted EBITDA Performance UHS continues to be a steady performer in the midst of uncertainty around healthcare reform and the world economy UHS 3

4 CONFIDENTIAL Gateway Solutions (entry point to economic buyer) Comprehensive Solutions (driving efficiencies on-site at the hospital) Vertical Solutions (clinical offerings / specific patient needs) Wound Management Fall Management Bariatrics Maternal / Infant Care Surgical Solutions Peak Need Rental Technical Services Sales & Remarketing Asset360™ BioMed360™ UHS’ Solutions Approach Brings Needed Efficiencies to the Healthcare Marketplace

Outlook: UHS Expects Another Solid Growth Year in 2011 Refer to appendix for reconciliation of Adjusted EBITDA to Cash Flows from Operations $175 million Notes Issuance in June ensures adequate liquidity for growth 5 Adj. EBITDA $0 $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011E

Financial Review 2nd Quarter 2011 6

Refer to Appendix for reconciliation of Gross Margin Pre-ASC 805 to Gross Margin & Historical Depreciation to Depreciation Medical Equipment Outsourcing RENTAL OF UHS-OWNED EQUIPMENT Supplemental (short-term) Long-Term Bariatrics: Suite of specialty equipment for obese patients Surgery: Suite of minimally invasive lasers RENTAL OF MANUFACTURER-OWNED EQUIPMENT ASSET360TM EQUIPMENT MANAGEMENT PROGRAM On-site management to drive better equipment utilization (UHS people, technology & processes) Trend Analysis 2Q-2011 includes $8.1, $3.7 and $3.1 of Revenue, Cash Gross Margin and Gross Margin from the Emergent / PRI acquisition effective April 1st Otherwise, momentum in our growth areas of Asset360™, Patient Handling and Wound Therapy offset continued weak Peak Need Rental caused by ongoing weak hospital admissions and acuity levels 7

 Technical and Professional Services TECHNICAL SERVICES Maintain & Repair Customer owned Equipment: Non-resident, response based/ scheduled Biomedical Services Manufacturer Services BIOMED360TM EQUIPMENT MAINTENANCE PROGRAM (Formerly CHAMP) Customizable on-site biomedical services program Refer to Appendix for reconciliation of Gross Margin Pre-ASC 805 to Gross Margin & Historical Depreciation to Depreciation Trend Analysis Quarter and YTD margins are flat with last year due to ongoing weak hospital admissions 8

 Medical Equipment Sales and Remarketing ASSET RECOVERY & EQUIPMENT BROKERAGE NEW EQUIPMENT SALES DISPOSABLE SALES Trend Analysis Higher current year margins are driven by increased disposable and new equipment sales compared to 2010 period Results in this segment will fluctuate based on equipment availability, transactional size and the transactional nature of the business 9 Refer to Appendix for reconciliation of Gross Margin Pre-ASC 805 to Gross Margin & Historical Depreciation to Depreciation

Selected Financial Data * Proforma EBITDA for Q2, June YTD and LTM were $32.5, $66.2 and $132.1. Refer to EBITDA Reconciliation on slide 17 for the Proforma calculations. Refer to Appendix for reconciliation of Cash SG&A to SG&A, Gross Margin Pre-ASC 805 to Gross Margin, Historical Depreciation to Depreciation, Adjusted EBITDA to Cash Flows from Operations, and Accrual CAPEX to investing cash flows. 10

Additional Commitment = ~ $9 $195 Bank Line (as of June 30th) Proforma Available Liquidity = ~ $182 Used = ~ $4 Liquidity Profile Remains Solid ($ millions) Borrowing Base = $186 (Includes LOCs of $4) Excludes capital lease maturities Available Liquidity = ~ $182 11 Debt Maturities $- $100 $200 $300 $400 $500 $600 $700 2010 2011 2012 2013 2014 2015 $195 Revolver

Leverage Trend Refer to Appendix for reconciliation of Adjusted EBIDTA to Cash Flow from Operations Note that our calculations include accrued interest for conservatism * Impact of the equity payout on July 1 ** Refer to EBITDA Reconciliation on slide 17 for the Proforma calculations 12

 4.3x $85 (Includes capital used to fund pre-existing (~$17) and future growth of patient handling equipment, which was previously funded by our partner) $121.6 2010 2009 2011 E Adjusted EBITDA $108 Low $130’s (Including full year proforma effect of Emergent and Rental Equipment acquisitions) Accrual CAPEX $51 ~ $80 Year-end Leverage 4.8x ~ 5.0x (Including the Emergent and Rental Equipment acquisitions, and absent further acquisitions) Guidance for 2011 ($ in Millions) 13

Selected Reconciliations Gross Margin Pre-ASC 805 to Gross Margin EBITDA Reconciliation: 2010 & LTM Q2 2011 EBITDA Reconciliation: 1998 – LTM Q2 2011 Consolidating Reconciliations Depreciation and Amortization Reconciliation Other Reconciliations Appendix 14

Selected Reconciliations $ in Millions 2nd Quarter LTM Q2 2010 2011 2010 2011 2011 Gross Margin ASC 805 Impact Depreciation 3.3 $ 1.8 $ 6.4 $ 4.6 $ 10.2 Fixed Asset Disposals 0.1 - 0.5 - 0.2 Total Gross Margin ASC 805 Impact 3.4 $ 1.8 $ 6.9 $ 4.6 $ 10.4 $ SG&A per GAAP to Cash SG&A SG&A per GAAP 21.0 $ 28.3 $ 42.1 $ 51.5 $ 98.7 Stock Option Expense (0.3) (1.1) (0.7) (2.2) (8.8) Historical Depreciation & Amortization (0.8) (1.3) (1.5) (2.2) (4.0) ASC 805 Depreciation & Amortization (3.6) (4.0) (7.1) (7.5) (14.3) Other ASC 805 Impact (0.1) (0.7) (0.1) (0.7) (0.7) Management, Board, & Strategic Fees (0.9) (2.4) (1.4) (4.0) (5.0) Adjusted Cash SG&A 15.3 $ 18.8 $ 31.3 $ 34.9 $ 65.9 15

Selected Reconciliations: Gross Margin Pre-ASC 805 to Gross Margin $ in Millions 2nd Quarter LTM Q2 2010 2011 2010 2011 2011 Medical Equipment Outsourcing Gross Margin Pre-ASC 805 24.3 $ 29.5 $ 52.9 $ 56.9 $ 106.3 $ ASC 805 Outsourcing Depreciation 3.3 1.8 6.4 4.6 10.2 Other ASC 805 Items - - 0.3 - 0.3 Gross Margin per GAAP 21.0 $ 27.7 $ 46.2 $ 52.3 $ 95.8 $ Technical & Professional Services Gross Margin Pre-ASC 805 3.1 $ 3.1 $ 6.1 $ 6.1 $ 12.7 $ Gross Margin per GAAP 3.1 $ 3.1 $ 6.1 $ 6.1 $ 12.7 $ Medical Equipment Sales & Remarketing Gross Margin Pre-ASC 805 1.1 $ 1.3 $ 2.0 $ 2.6 $ 7.0 $ Other ASC 805 Items 0.1 - 0.2 - 0.1 Gross Margin per GAAP 1.0 $ 1.3 $ 1.8 $ 2.6 $ 6.9 $ Total Gross Margin Pre-ASC 805 28.5 $ 33.9 $ 61.0 $ 65.6 $ 126.0 $ Total ASC 805 Depreciation 3.3 1.8 6.4 4.6 10.2 Total Other ASC 805 Items 0.1 - 0.5 - 0.4 Total Gross Margin per GAAP 25.1 $ 32.1 $ 54.1 $ 61.0 $ 115.4 $ June YTD 16

EBITDA Reconciliation

UHS
Universal | Hospital | Services™

Adjusted EBITDA Reconciliation. Adjusted EBITDA is defined by UHS as Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), before management, board and strategic fees, stock option expense, ASC 805 impact, loss on extinguishment of debt, transaction and related costs and other. In addition to using Adjusted EBITDA internally as a measure of operational performance, we disclose Adjusted EBITDA externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. Management also understands that some industry analysts and investors consider Adjusted EBITDA as a supplementary non-GAAP financial measure useful in analyzing a company's ability to service debt. Adjusted EBITDA, however, is not a measure of financial performance under Generally Accepted Accounting Principals ("GAAP") and should not be considered as an alternative to, or more meaningful than, net income as a measure of operating performance or to cash flows from operating, investing or financing activities or as a measure of liquidity. Since Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying interpretations and calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA does not represent an amount of funds that is available for management's discretionary use. A reconciliation of operating cash flows to EBITDA and Adjusted EBITDA is included below.

$ in Millions	2nd Quarter		June YTD		LTM Q2
	2010	2011	2010	2011	2011
Net Cash provided by Operating Activities	$ 11.8	$ 5.9	$ 42.2	$ 31.1	$ 65.1
Changes in Operating Assets and Liabilities	4.8	5.9	(5.2)	1.0	4.1
Other and Non-Cash Expenses	1.3	11.0	1.5	7.2	(5.8)
Income Tax Expense	(2.6)	(7.5)	(3.9)	(7.3)	(1.7)
Interest Expense	11.9	12.7	23.4	24.4	47.5
EBITDA	27.2	28.0	58.0	56.4	109.2
Management, Board & Strategic Fees	0.9	2.4	1.4	4.0	5.0
Stock Option Expense	0.3	1.1	0.7	2.2	8.8
ASC 805 Impact	0.2	0.7	0.6	0.9	1.4
Adjusted EBITDA	28.6	32.2	60.7	63.5	124.4
Emergent LTM Proforma EBITDA 9 mos	-	-	-	2.0	6.1
Rental Equipment Acquisition LTM Proforma EBITDA 11 mos	-	0.3	-	0.7	1.6
Proforma Adjusted EBITDA	$ 28.6	$ 32.5	$ 60.7	$ 66.2	$ 132.1

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EBITDA Reconciliation: 1998 – LTM 2011

UHS
Universal | Hospital | Services™

$ in Millions	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	LTM 2011 Q2
Net Cash provided by Operating Activities	$ 9.7	$ 15.2	$ 28.2	$ 31.7	$ 40.2	$ 16.0	$ 38.0	$ 44.0	$ 48.9	$ 29.8	$ 56.2	$ 56.0	$ 76.2	$ 65.1
Changes in Operating Assets and Liabilities	1.4	3.7	(3.5)	0.4	4.1	7.9	2.2	2.3	0.7	6.7	3.6	6.2	(2.1)	4.1
Other and Non-Cash Expenses	0.9	0.7	(2.3)	(3.7)	(11.7)	(7.9)	(3.4)	(3.3)	(4.1)	(28.5)	6.5	6.3	(11.5)	(5.8)
Income Tax Expense	(1.1)	(1.7)	0.1	0.1	0.1	0.3	1.2	0.8	0.6	(9.7)	(15.4)	(11.5)	1.7	(1.7)
Interest Expense	11.2	18.0	20.7	19.6	18.1	20.2	30.5	31.1	31.6	40.2	46.9	46.5	46.5	47.5
EBITDA	22.1	35.9	43.2	48.1	50.8	36.5	68.5	75.0	77.7	38.5	97.8	103.5	110.8	109.2
Recapitalization, company sale, stock compensation and severence expenses	5.1	-	-	1.6	10.1	14.4	-	-	-	27.2	-	-	-	-
Terminated IPO Expenses	-	-	-	1.2	-	-	-	-	-	-	-	-	-	-
Loss on extinguishment of debt	-	-	-	-	-	13.3	-	-	-	23.4	-	-	-	-
Financing and Reorganization Charges	$ 5.1	$ -	$ -	$ 2.8	$ 10.1	$ 27.7	$ -	$ -	$ -	$ 50.6	$ -	$ -	$ -	$ -
Management, Board & Strategic Fees	-	-	0.3	0.4	0.3	0.3	0.7	0.8	1.6	1.0	1.3	1.3	2.4	5.0
Other	2.9	-	-	-	-	-	-	-	-	(0.7)	0.1	-	-	-
Stock Option Expense	-	-	-	-	-	-	-	-	1.7	3.7	2.5	1.3	7.3	8.8
ASC 805 Impact	-	-	-	-	-	-	-	-	-	2.4	2.3	2.0	1.1	1.4
Adjusted EBITDA	30.1	35.9	43.5	51.3	61.2	64.5	69.2	75.8	80.9	95.5	104.0	108.1	121.6	124.4
Emergent LTM Proforma EBITDA 9 mos	-	-	-	-	-	-	-	-	-	-	-	-	-	6.1
Rental Equipment Acquisition LTM Proforma EBITDA 11 mos	-	-	-	-	-	-	-	-	-	-	-	-	-	1.6
Proforma Adjusted EBITDA	$ 30.1	$ 35.9	$ 43.5	$ 51.3	$ 61.2	$ 64.5	$ 69.2	$ 75.8	$ 80.9	$ 95.5	$104.0	$108.1	$121.6	$ 132.1
Total Revenue	$ 69.4	$ 92.2	$106.0	$125.6	$153.8	$171.0	$199.6	$215.9	$225.1	$264.0	$289.1	$297.2	$317.4	$ 334.4
Total Debt & Accrued Int, Less Cash & Investments *	$153.8	$192.4	$199.0	$209.2	$205.8	$276.7	$301.9	$305.0	$315.0	$501.1	$521.7	$522.3	$528.6	$ 653.4
Leverage (Total Net Debt & Accrued Interest Less Cash & Investments/LTM adj EBITDA) *	5.1	5.4	4.6	4.1	3.4	4.3	4.4	4.0	3.9	5.2	5.0	4.8	4.3	4.9

* As of End of Period

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Consolidating Reconciliations $ in Millions Actual: UHS PRI Total UHS PRI Total Cash Gross Margin 47.3 $ 3.7 $ 51.0 $ 186.6 $ 3.7 $ 190.3 $ Depreciation - Historical (16.5) (0.6) (17.1) (63.7) (0.6) (64.3) Gross Margin Pre ASC 805 30.8 3.1 33.9 122.9 3.1 126.0 Adj Cash SGA 17.4 1.4 18.8 64.5 1.4 65.9 EBITDA per GAAP 26.1 1.9 28.0 107.3 1.9 109.2 Option Expense 1.1 - 1.1 8.8 - 8.8 Other ASC 805 Impact 0.7 - 0.7 1.4 - 1.4 Board and Strategic Expenses 2.0 0.4 2.4 4.6 0.4 5.0 Adjusted EBITDA 29.9 2.3 32.2 122.1 2.3 124.4 Emergent Acquisition purchased on 4/1/2011 - 6.1 6.1 * Rental Equipment Acquisition purchased on 5/31/201 0.3 0.3 1.6 1.6 ** Proforma Adjusted EBITDA 30.2 $ 2.3 $ 32.5 $ 123.7 $ 8.4 $ 132.1 $ Consolidated Q2 2011 Consolidated LTM 2011 ** One month of the Rental Equipment Acquisition is included in the UHS financial data. Proforma adjustments include 11 months and are based on an estimated 12 month EBITDA of $1.7 million *Proforma adjustments include 9 months based on estmated 12 month EBITDA of $8.4 million 19

Depreciation & Amortization Reconciliations $ in Millions 2nd Quarter LTM Q2 2010 2011 2010 2011 2011 Historical Outsourcing Depreciation 15.2 $ 16.9 $ 30.6 $ 32.4 $ 63.6 $ ASC 805 Outsourcing Depreciation 3.3 1.8 6.4 4.6 10.2 Total Outsourcing Depreciation 18.5 18.7 37.0 37.0 73.8 Historical Technical & Professional Services Depreciation 0.1 0.1 0.2 0.2 0.4 Total Technical & Professional Services Depreciation 0.1 0.1 0.2 0.2 0.4 Historical Sales & Remarketing Depreciation 0.1 0.1 0.2 0.2 0.3 Total Sales & Remarketing Depreciation 0.1 0.1 0.2 0.2 0.3 Historical Gross Margin Depreciation 15.4 17.1 31.0 32.8 64.3 Gross Margin ASC 805 Depreciation 3.3 1.8 6.4 4.6 10.2 Total Gross Margin Depreciation 18.7 18.9 37.4 37.4 74.5 Historical Selling, General, and Admin Depreciation 0.8 1.3 1.5 2.2 3.9 ASC 805 Selling, General, and Admin Depreciation 0.1 - 0.2 - 0.1 Total Selling, General, and Admin Depreciation 0.9 1.3 1.7 2.2 4.0 Total ASC 805 Selling, General, and Admin Amortization 3.5 4.0 6.9 7.5 14.3 Total Depreciation and Amortization 23.1 $ 24.2 $ 46.0 $ 47.1 $ 92.8 $ June YTD 20

Other Reconciliations * Net of $1.5 cash received and excludes the assumption of $4.8 in capital leases and $2.0 of transaction costs. ACCRUAL CAPEX RECONCILIATION LTM Q2 $ in Millions 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 Cash used in Investing Activities 31.5 $ 41.5 $ 39.0 $ 36.8 $ 65.2 $ $ 40.6 51.7 $ 418.9 $ $ 71.4 50.6 $ 74.2 $ $ 140.5 - Acquisitions - (7.8) - (1.9) (15.1) (1.1) - (349.7) - - - (65.0) - / + Other 0.1 (0.3) (0.2) (0.2) - - - 1.4 - 1.5 3.3 - - ME in A/P prior period (3.0) (3.0) (5.9) (6.0) (10.5) (3.8) (5.8) (7.4) (9.0) (5.7) (4.7) (5.2) + ME in A/P current period 3.0 5.9 6.0 10.5 3.8 5.8 7.4 9.0 5.7 4.7 11.8 Accrual CAPEX 31.6 $ 36.3 $ 38.9 $ 39.2 $ 43.4 $ $ 41.5 53.3 $ 72.2 $ $ 68.1 51.1 $ 84.6 $ 13.5 83.8 $ ACQUISITIONS Certain Intellamed Assets - $ - $ - $ - $ - $ - $ - $ (14.6) $ - $ - $ - $ - $ UHS by Parent - - - - - - -(335.1) - - - - Emergent, net of cash received - - - - - - - - - - - (58.5) * Other - (7.8) - (1.9) (15.1) (1.1) - - - - - (6.5) Total Acquisitions -$ (7.8) $ - $ (1.9) $ (15.1) $ (1.1) $ - $ (349.7) $ - $ -$ - $ (65.0) $ * 21